CUSIP No. 073325102                   13G                      Page 9 of 9 Pages


                                                                       Exhibit 1

                            JOINT FILING AGREEMENT
                         PURSUANT TO RULE 13d-1(f)(1)

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

     Dated: September 14, 2000



                              WARBURG, PINCUS VENTURES, L.P.

                              By:  Warburg, Pincus & Co.,
                                   General Partner


                                   By: /s/ Stephen Distler
                                       -------------------
                                       Stephen Distler
                                   Its: Partner

                              WARBURG, PINCUS & CO.


                              By: /s/ Stephen Distler
                                  -------------------
                                  Stephen Distler
                              Its: Partner

                              E.M. WARBURG, PINCUS & CO., LLC


                              By: /s/ Stephen Distler
                                  -------------------
                                  Stephen Distler
                              Its: Member

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